Colorado Secretary of State
Date and Time: 05/08/2008 08:19 AM
Id Number: 2008129113

Document number: 20081291113


                            Articles of Incorporation
             filed pursuant to Section.7-90-30 1, et seq. and Section.7-102-102 of the Colorado Revised Statutes (C.R.S)


1. Entity name:                            TARGETED WEATHER, INC.

2. Use of Restricted Words:                None

3. Principal office street address:        7609 Ralston Road

                                           Arvada, CO 80002

                                           United States

4. Principal office mailing address:       Same as above


5. Registered agent:                       Littman, Michael


6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:        7609 Ralston Road

                                           Arvada, CO 80002

8. Registered agent mailing address:
   (LEAVE BLANK if same as above)

9. If the corporation's period of duration is less than perpetual, state the date on which the period of duration expires:

10.(OPTIONAL) Delayed effective date:

11.Name(s) and address(es) of incorporator(s): (if an individual)

                                            Littman, Michael

                                            7609 Ralston Road

                                            Arvada, CO 80002

12.The corporation is authorized to issue 7,500,000 shares of common stock.

13.Additional information may be included pursuant to Section 7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box __ and include an attachment stating the additional information.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

                                            Littman, Michael

                                            7609 Ralston Road

                                            Arvada, CO 80002